Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc. of our report dated March 4, 2016, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Pacific Premier Bancorp, Inc., for the year ended December 31, 2015.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California

October 30, 2017